Exhibit 5.1

MEITAR

MEITAR | LAW OFFICES

16 Abba Hillel Silver Road, Ramat Gan, 5250608, Israel
Tel. + 972 3 6103100 Fax. + 972 3 6103111 www.meitar.com

December 2, 2024
Chemomab Therapeutics Ltd.
Kiryat Atidim, Building 7
Tel Aviv, Israel

Re: Chemomab Therapeutics Ltd.
Ladies and Gentlemen:

We have acted as Israeli counsel for Chemomab Therapeutics Ltd., an Israeli company (the “Company”), in connection with the preparation of its Post-Effective Amendment No. 1 on Form F-3 to its original Registration Statement on Form S-3 (File No. 333-255249) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 2, 2024 (the “Post-Effective Registration Statement”). This opinion letter is being furnished to you in connection with your filing of the Post-Effective Registration Statement. The Post-Effective Registration Statement relates to the resale from time to time by certain selling shareholders of the Company of up to 139,025,840 ordinary shares of the Company, no par value (the “Ordinary Shares”), represented by 6,951,292 American Depositary Shares (“ADSs”), and warrants to purchase 5,238,580 Ordinary Shares, represented by 261,929 ADSs (the Ordinary Shares and the warrants to purchase Ordinary Shares are hereinafter defined as the “Securities”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Post-Effective Registration Statement and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the Audit Committee of the Company which has heretofore been approved and which relates to the Post-Effective Registration Statement and other actions to be taken in connection with the Post-Effective Registration Statement (the “Resolutions”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that the Securities have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Post-Effective Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Post-Effective Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Post-Effective Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices